EXECUTION COPY

AMENDMENT NO. 4 TO THE FIRST LIEN CREDIT AGREEMENT

AMENDMENT NO. 4 TO THE FIRST LIEN CREDIT AGREEMENT (this "Amendment No. 4") dated as of December 17, 2009, among UNITEK ACQUISITION, INC., a Delaware corporation (the "Borrower"), UNITEK MIDCO, INC. (the "Parent"), the guarantors listed on the signature page hereof, the financial institutions and other lender parties to the First Lien Credit Agreement referred to below (collectively, the "Lenders") and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Parent, the guarantors named therein and Royal Bank of Canada, as lender and administrative agent, have entered into a First Lien Credit Agreement dated as of September 27, 2007 (such First Lien Credit Agreement, as amended by Amendment No. 1 dated as of December 5, 2007, Amendment No. 2 dated as of March 26, 2008, Amendment No. 3 dated as of June 24, 2009 and as otherwise amended, supplemented or modified prior to the date hereof, the "First Lien Credit Agreement"). Capitalized terms not otherwise defined in this Amendment No. 4 have the same meanings as specified in the First Lien Credit Agreement.

(2) The Borrower, the Parent, the guarantors named therein, the financial institutions and other lenders party thereto and the Administrative Agent have entered into a Second Lien Term Loan Agreement dated as of September 27, 2007 (such Second Lien Term Loan Agreement, as amended by Amendment No. 1 dated as of May 15, 2009, and as otherwise amended, supplemented or modified prior to the date hereof, the "Second Lien Term Loan Agreement").

(3) The Borrower and the Lenders have agreed to amend the First Lien Credit Agreement, but only on the terms and conditions hereinafter set forth.

(4) Accordingly, the First Lien Credit Agreement is hereby amended as follows:

SECTION 1. Forbearance. (a) For purposes of this Section 1, "Forbearance Period" shall mean the period from the Forbearance Effective Date (as defined below) to the earlier to occur of (i) the completion of the Berliner Merger and (ii) February 15, 2010.

(b) During the Forbearance Period, (i) any Event of Default that may occur or exist under Section 5.04 of the First Lien Credit Agreement or any representation or warranty related thereto (the "Potential Events of Default") shall be deemed to be waived; *provided* that at the end of the Forbearance Period any Potential Events of Default that in fact exist shall be deemed not to have been waived and shall constitute Events of Default under the First Lien Credit Agreement and the other Loan Documents, as if such waiver had not occurred, and (ii) the Administrative Agent and the Lenders agree to forbear from exercising their rights and remedies under the First Lien Credit Agreement and the other Loan Documents in respect of any Potential Events of Default.

(c) Neither (i) the execution and delivery by the Administrative Agent and the Lenders of this Amendment No. 4 and the other documentation contemplated herein nor (ii) forbearance by the Administrative Agent and the Lenders pursuant to the terms of this Amendment No. 4 shall be construed

to be a waiver of any Default or Event of Default or a waiver of any rights of the Administrative Agent or the Lenders as set forth in the First Lien Credit Agreement and the other Loan Documents. Each of the Borrower and the Guarantors acknowledges and agrees that the Administrative Agent and the Lenders shall retain all such rights and shall be permitted to exercise and enforce such rights except as specifically set forth in Section 1(b) above. Each of the Borrower and the Guarantors further agrees that any exercise of rights by the Administrative Agent or the Lenders at the end of the Forbearance Period shall not be affected by reason of the forbearance provided for herein, and each of the Borrower and the Guarantors shall not assert as a defense thereto the passage of time, course of dealing, estoppel, laches or any statute of limitations based therein.

SECTION 2. Specific Waiver. Notwithstanding any term or provision to the contrary in any Loan Document, no Default or Event of Default shall occur as a result of the Borrower's restatement of its accounts receivable reserve accrual balance as of December 31, 2008, so long as such restatement (i) is on the terms disclosed to the Administrative Agent prior to the Forbearance Effective Date (as defined below) and (ii) does not exceed $3,500,000.

SECTION 3. Amendment to First Lien Credit Agreement.

(a) Section 1.01 of the First Lien Credit Agreement is hereby amended by:

(i) adding the following new definitions in the appropriate alphabetical order:

"Amendment No. 4" means that certain Amendment No. 4 to this Agreement, dated as of December 17, 2009 among the Borrower, the Parent, the guarantors named therein, the financial institutions and other lender parties to this Agreement referred to therein and the Administrative Agent.

"Amendment No. 4 Equity Contribution" means the equity contribution made by the Sponsor in satisfaction of Section 5(b) of Amendment No. 4.

"BMO Facility" means that certain loan facility provided to Unitek Holdings, Inc., by BMO Capital Markets Financing, Inc., pursuant to that certain Loan Authorization Agreement dated as of July 19, 2007, as amended, and includes any loan facility that replaces or refinances such loan facility.

"New Transaction" means (i) the merger and related transactions described in the Agreement and Plan of Merger, to be dated on or after the date of this Amendment No. 4, among, *inter alios*, Berliner Communications, Inc., and Unitek Holdings, Inc. (the "Berliner Merger") and/or (ii) any other Permitted Acquisition that occurs on or before February 15, 2010.

"Term B Supplemental Guaranty" means the guaranty of the Sponsor set forth in the Term B Supplemental Guaranty, to be dated on or after the date of Amendment No. 4.

(ii) deleting the definition of "Additional Equity Trigger Date" in its entirety and replacing it with the following;

""Additional Equity Trigger Date" means the earliest to occur of (i) September 30, 2011, (ii) the date the Sponsor, other Equity Investor or other investors reasonably acceptable to the Administrative Agent shall have contributed, directly or

indirectly, at least $10,000,000 of additional capital other than by way of the exercise of the Liquidity Cure Right; *provided* that such additional capital shall not have been contributed for the purpose of funding any type of acquisition; *provided, further*, that the Amendment No. 4 Equity Contribution shall not be included in the calculation of the foregoing amount, and (iii) the date one or more advances shall have been made under the Incremental Term B Facility or the Incremental Term C Facility shall have been made for the purpose of reducing at least $10,000,000 in principal balance of outstanding Revolving Credit Advances."

(iii) deleting the definition of "Applicable Margin" in its entirety and replacing it with the following:

""Applicable Margin" means (a) in respect of the Term B Facility, 5.50% per annum for Base Rate Advances and 6.50% per annum for Eurodollar Rate Advances; *provided* that the Applicable Margin for the Term B Facility shall be increased for each Measurement Period specified in Section 5.04(b) in which the First Lien Leverage Ratio is greater than 3.00:1.00 to 6.25% per annum for Base Rate Advances and 7.25% per annum for Eurodollar Rate Advances, (b) in respect of the Term C Facility, at the rate per annum set forth in Section 2.07 of the Second Lien Term Loan Agreement (as in effect on the date hereof) or, in the case of any Incremental Term C Facility, the rates set forth in the relevant Incremental Term C Facility Amendment, (c) in respect of any Incremental Facility, the percentages per annum for Base Rate Advances and for Eurodollar Rate Advances that are agreed by the Borrower and the applicable Incremental Lenders pursuant to Section 2.18; *provided* that in no event shall the Applicable Margin in respect of any Incremental Facility be more than the Applicable Margin for the Term B Facility, where the Incremental Facility is an Incremental Term B Facility, or more than the Applicable Margin for the Revolving Credit Facility, where the Incremental Facility is an Incremental Revolving Credit Facility, unless, in each case, the Applicable Margin in respect of the applicable Facility is increased to be the same as the Applicable Margin for such Incremental Facility, it being understood that in calculating the foregoing, any original issue discount or upfront fee issued or paid in connection with such Incremental Facility shall be equated to interest rate margins for such purpose based on a four-year average life (e.g., 2% of original issue discount shall equate to 50 basis points of additional interest rate), which increase may be effected in a signed writing between the Borrower and the Administrative Agent without regard to the provisions of Section 9.01; and (d) in respect of the Revolving Credit Facility, 5.00% per annum for Base Rate Advances and 6.00% per annum for Eurodollar Rate Advances; *provided* that the Applicable Margin for the Revolving Credit Facility shall be increased for each Measurement Period specified in Section 5.04(b) in which the First Lien Leverage Ratio is greater than 3.00:1.00 to 5.75% per annum for Base Rate Advances and 6.75% per annum for Eurodollar Rate Advances."

(iv) deleting the definition of "Loan Documents" in its entirety and replacing it with the following:

""Loan Documents" means (a) for purposes of this Agreement and the Guaranty, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Term B Supplemental Guaranty, (v) the Collateral Documents, (vi) the Fee Letter, (vii) the Intercreditor Agreement and (viii) each Letter of Credit Agreement, in each case as amended, and (b) for purposes of the Collateral Documents, (i) this Agreement, (ii) the

Notes, (iii) the Guaranty, (iv) the Term B Supplemental Guaranty, (v) the Collateral Documents, (vi) the Fee Letter, (vii) each Letter of Credit Agreement and (viii) each Secured Hedge Agreement, in each case as amended."

(b) Section 2.06(b)(ii) of the First Lien Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

"(ii) The Borrower shall, within 5 Business Days of the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries, other than any Net Cash Proceeds from the issuance of Equity Interests where such Net Cash Proceeds are applied in payment of the BMO Facility, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first to the remaining installments of the Term B Facility on a pro rata basis and second to the Revolving Credit Facility as set forth in clause (v) below."

(c) Section 5.02(b) of the First Lien Credit Agreement is hereby amended by deleting the reference to the amount of "$12,000,000" in subsections (iii) and (iv) and replacing them with the amount "$20,000,000."

(d) Section 5.02(d) of the First Lien Credit Agreement is hereby amended by:

(i) deleting the word "and" at the end of clause (iii);

(ii) inserting the word "and" after the ";" at the end of clause (iv); and

(iii) inserting the following new clause (v) immediately after clause (iv):

"(v) the Borrower and its Subsidiaries may complete the Berliner Merger;"

(e) Section 5.02(g) of the First Lien Credit Agreement is hereby amended by:

(i) deleting the word "and" at the end of clause (vii);

(ii) deleting the period at the end of clause (viii), replacing it with a semi-colon, and inserting the word "and" after the semi-colon at the end of clause (viii); and

(iii) inserting the following new clause (ix) immediately after clause (viii):

"(ix) the Parent and its Subsidiaries may declare and pay dividends and distributions out of the Net Cash Proceeds of an issuance of Equity Interests where the proceeds of such dividend or distribution are used to repay the BMO Facility."

(f) Section 5.04(a) (Total Leverage Ratio) of the First Lien Credit Agreement is hereby amended by deleting the chart set forth therein and replacing it with the following chart:

Measurement Period Ended	**Ratio**
December 31, 2009	5.50:1.00

Measurement Period Ended	Ratio
March 31, 2010	5.25:1.00
June 30, 2010	5.00:1.00
September 30, 2010	5.00:1.00
December 31, 2010	4.55:1.00
March 31, 2011	4.45:1.00
June 30,2011	4.45:1.00
September 30, 2011	4.15:1.00
December 31, 2011	4.00:1.00
March 31, 2012	3.85:1.00
June 30, 2012	3.85:1.00

(g) Section 5.04(b) (First Lien Leverage Ratio) of the First Lien Credit Agreement is hereby amended by deleting the chart set forth therein and replacing it with the following chart:

Measurement Period Ended	Ratio
December 31, 2009	3.75:1.00
March 31, 2010	3.50:1.00
June 30, 2010	3.50:1.00
September 30, 2010	3.25:1.00
December 31, 2010	3.05:1.00
March 31, 2011	3.00:1.00
June 30,2011	3.00:1.00
September 30, 2011	2.70:1.00
December 31, 2011	2.50:1.00
March 31, 2012	2.40:1.00
June 30, 2012	2.40:1.00

(h) Section 5.04(c) (Fixed Charge Coverage Ratio) of the First Lien Credit Agreement is hereby amended by deleting the chart set forth therein and replacing it with the following chart:

Measurement Period Ended	Ratio

Measurement Period Ended	Ratio
December 31, 2009	1.35:1.00
March 31, 2010	1.35:1.00
June 30, 2010	1.35:1.00
September 30, 2010	1.35:1.00
December 31, 2010	1.40:1.00
March 31, 2011	1.40:1.00
June 30,2011	1.40:1.00
September 30, 2011	1.45:1.00
December 31, 2011	1.50:1.00
March 31, 2012	1.50:1.00
June 30, 2012	1.60:1.00

(i) Section 5.04(d) (Interest Coverage Ratio) of the First Lien Credit Agreement is hereby amended by deleting the chart set forth therein and replacing it with the following chart:

Measurement Period Ended	Ratio
December 31, 2009	1.65:1.00
March 31, 2010	1.65:1.00
June 30, 2010	1.65:1.00
September 30, 2010	1.65:1.00
December 31, 2010	1.80:1.00
March 31, 2011	1.90:1.00
June 30,2011	2.00:1.00
September 30, 2011	2.10:1.00
December 31, 2011	2.15:1.00
March 31, 2012	2.20:1.00
June 30, 2012	2.30:1.00

(j) The following new Section 5.04(f) (Basis of Calculation) is hereby added to the First Lien Credit Agreement:

"(f) Basis of Calculation. (i) For purposes of determining compliance with the financial covenants in paragraphs (a), (b), (c) and (d) of this Section 5.04 for December 31, 2009, if any New Transaction closes on or before February 15, 2010, such New Transaction shall be deemed to have closed on December 31, 2009.

(ii) For purposes of determining compliance with the financial covenants in paragraphs (a), (b), (c), (d) and (e) of this Section 5.04 for December 31, 2009, any additional equity contribution made on or before February 15, 2010 pursuant to Section 5(b) of Amendment No. 4 shall be deemed to have been made on December 31, 2009."

SECTION 4. Effectiveness of Forbearance and Waiver. The forbearance and waiver set forth in Sections 1 and 2 of this Amendment No. 4 shall become effective (the "Forbearance Effective Date") on the date the Administrative Agent shall have received counterparts of this Amendment No. 4 executed by the Borrower, the Parent, the guarantors listed on the signature pages hereto and the Required Lenders.

SECTION 5. Conditions Precedent to Effectiveness of Amendments. The amendments set forth in Section 3 of this Amendment No. 4 shall become effective (the "Amendment Effective Date") on the date when each of the conditions set forth in this Section 5 shall have been satisfied:

(a) Payment of Fees and Expenses. The Borrower shall have paid (i) a fee to the Administrative Agent for the account of each Lender that executes and delivers this Amendment No. 4 prior to 5:00 P.M. on December 16, 2009 equal to 0.25% of such Lender's Revolving Credit Commitment, Swingline Commitment, Letter of Credit Commitment, Incremental Commitment and the outstanding principal amount of its Term B Advances under the First Lien Credit Agreement, and (ii) to the extent previously invoiced to the Borrower, the agreed costs and expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 4;

(b) Amendment No. 4 Equity Contribution. The Administrative Agent shall have received evidence satisfactory to it that (i) if the Berliner Merger has completed by February 15, 2010, (x) the Sponsor and/or investing affiliates of the Sponsor have, directly or indirectly, contributed to the Borrower, since December 4, 2009, an amount equal to not less than twelve million five-hundred thousand dollars ($12,500,000) in exchange for the issuance of additional Equity Interests of the Borrower and (y) the Borrower shall have delivered a due diligence report from Ernst & Young to the Administrative Agent in respect of the Berliner Merger, or (ii) if the Berliner Merger has not completed by February 15, 2010, the Sponsor and/or investing affiliates of the Sponsor have, directly or indirectly, contributed to the Borrower, since December 4, 2009 an amount equal to not less than seventeen million five-hundred thousand dollars ($17,500,000) in exchange for the issuance of additional Equity Interests of the Borrower;

(c) Term B Facility Prepayment. The Administrative Agent shall have received a prepayment from the Borrower of two million dollars ($2,000,000) for application to the outstanding principal amount of the Term B Advances, allocated pro rata to the Term B Advances of the Term B Lenders at such time; and

(d) No Margin Stock. The Administrative Agent shall have received a certificate of the Borrower certifying that no proceeds of any Advance or drawings under any Letter of Credit have been used to acquire any shares in Berliner Communications, Inc., or its Subsidiaries.

SECTION 6. Reference to and Effect on the First Lien Credit Agreement and other Loan Documents.

(a) On and after the Amendment Effective Date, each reference in the First Lien Credit Agreement, the Notes, "this Agreement", "the Credit Agreement", "hereunder", "hereof", "thereunder", "thereof" or words of like import referring to the First Lien Credit Agreement shall mean and be a reference to the First Lien Credit Agreement, as amended by this Amendment No. 4.

(b) The First Lien Credit Agreement, as specifically amended by this Amendment No. 4 from and after the Amendment Effective Date, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment No. 4 shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as set forth in each of Sections 1 and 2 above.

SECTION 7. Confirmation of Representations and Warranties. Each of the Loan Parties party hereto hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the First Lien Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment No. 4, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 8. Execution in Counterparts. This Amendment No. 4 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 4 by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 4.

SECTION 9. Governing Law. This Amendment No. 4 shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNITEK ACQUISITION, INC., as Borrower
UNITEK MIDCO, INC., as Parent
UNITEK USA, LLC, as Guarantor
ADVANCED COMMUNICATIONS USA, LLC, as Guarantor
DIRECTSAT USA, LLC, as Guarantor
FTS USA, LLC, as Guarantor
WTW USA, LLC, as Guarantor

By: ______________________________
Name: Peter Brodsky
Title: Chairman

ROYAL BANK OF CANADA, as Administrative Agent

By: ______________________________

Name: Susan Khokher

Title: Manager, Agency

By: ______________________

Royal Bank of Canada

Name: Mark S. Gronich

Title: Authorized Signatory

Landmark III CDO, Limited
Landmark IV CDO, Limited
Landmark V CDO, Limited
Landmark VI CDO, Limited
Landmark VII CDO, Limited
Landmark VIII CLO, Limited
Landmark IX CDO, Limited
Greyrock CDO, Limited

By: Aladdin Capital Management LLC

By: ______________________________
Name: Pallo Blum-Tucker
Title: Authorized Signatory

ABLECO FINANCE LLC

By: ______________________________

Name: Philip Lindenbaum
Title: Senior Vice President

A4 FUNDING LP

By: A4 Fund Management, Inc.
Its: General Partner

By: ______________________________

Name: Philip Lindenbaum
Title: Vice President

A5 Funding L.P.

By: A5 Fund Management LLC
Its: General Partner

By: ______________________________

Name: Philip Lindenbaum
Title: Vice President

Emporia Preferred Funding I, Ltd.
By: A.C. Corporation, its Collateral Manager

By: ______________________________
Name: Bob Hicks
Title: Managing Director

Emporia Preferred Funding II, Ltd.
By: A.C. Corporation, its Collateral Manager

By: ______________________________
Name: Bob Hicks
Title: Managing Director

Emporia Preferred Funding III, Ltd.
By: A.C. Corporation, its Collateral Manager

By: ______________________
Name: Bob Hicks
Title: Managing Director

By: [signature]
Name: MARK MCLAUGHLIN
Title: Senior Vice President
FirsTrust Bank

MARRET ASSET MANAGEMENT INC. as a Lender

By: ______________________________

Name: Adrian Prenc

Title: Vice President

On behalf of:

DYNAMIC HIGH YIELD BOND FUND

DYNAMIC VALUE BALANCED CLASS

DYNAMIC VALUE BALANCED FUND

TriState Capital Bank

By: [signature]

Name: Mark W. Torie
Title: Senior Vice President